Exhibit 99.1
AutoWeb Reports First Quarter 2020 Results

TAMPA, Fla., – May 7, 2020 – AutoWeb, Inc. (Nasdaq: AUTO), a robust digital marketing platform providing digital advertising solutions for automotive dealers and OEMs, is reporting financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Summary ($ in millions, excl. per share items)

	Q1 2020	Q4 2019	Q1 2019
Total Revenues	$24.5	$26.7	$31.6
Advertising Revenues	$6.0	$5.9	$5.9
Gross Profit	$5.4	$5.5	$5.8
Gross Margin	21.9%	20.7%	18.2%
Net Income/(Loss)	$(4.1)	$(3.2)	$(5.4)
Net Income/(Loss) per share	$(0.31)	$(0.24)	$(0.41)
Adjusted EBITDA	$(1.7)	$(0.8)	$(3.0)

First Quarter 2020 Key Operating Metrics 1

	Q1 2020	Q4 2019	Q1 2019
Lead Traffic 2 (millions)	27.3	25.8	43.3
Lead Volume 3 (millions)	1.5	1.7	2.1
Retail Dealer Count 4	1,822	2,203	2,360
Retail Lead Capacity 5	106,000	129,000	138,000
Click Traffic 6 (millions)	31.8	24.1	31.9
Click Volume 7 (millions)	8.6	6.5	7.0
Net Revenue per Click 8	$0.63	$0.79	$0.72

Management Commentary
“Since the start of the global pandemic, our top priority has been our employees’ health and safety while continuing to support our dealer and OEM customers,” said Jared Rowe, CEO of AutoWeb. “I’m proud of our efforts on both fronts.

“We were making good progress on our turnaround through most of Q1, however, in March our retail dealer and OEM customers began to pull back on marketing budgets as stay-at-home mandates were implemented across the country and the status of dealerships as essential businesses was uncertain. Many of our retail and strategic customers subsequently entered a ‘suspend’ status for our leads and clicks, which essentially turns off our service for 30 days or until it is rescinded. As a result, we began to reduce our overall lead and click generation spend to better focus on quality and manage our product supply with the underlying sales demand in the industry and our client’s reduced sales capacity.

1
Certain website properties have been added and removed from tracking metrics as AutoWeb continues to refine its website portfolio and its approach to tagging. These changes have been made to the prior periods for lead traffic, click traffic, and click volume as well for comparative purposes.
2
Lead traffic = total visits to AutoWeb’s owned lead websites.
3
Lead volume = total new and used vehicle leads invoiced to retail and wholesale customers.
4
Retail dealer count = the number of franchised dealers contracted for delivery of retail new vehicle leads plus the number of vehicle dealers (franchised or independent) contracted for delivery of retail used vehicle leads.
5
Retail lead capacity = the number of new and used vehicle leads contracted for by new or used retail vehicle dealers that the dealers wish to receive each month (i.e., “targets”) at the end of the applicable quarter.
6
Click traffic = total visits to AutoWeb’s owned click referral websites.
7
Click volume = the number of times during the applicable quarter that consumers clicked on advertisements on AutoWeb’s owned click referral websites.

Net revenue per click = total click revenue divided by click volume for owned & affiliated sites.

“Our industry’s sales were severely impacted in both March and April. Various reports estimate automotive sales to be down approximately 40% and 50% on a year-over-basis, respectively. J.D. Power also now expects 2020 U.S. auto sales to range between 12.6 - 14.5 million vehicles compared to a pre-COVID baseline of 16.8 million.

“With that said, OEMs continue to try to support new car sales as much as possible. Strong OEM incentives, low financing rates, and loosening restrictions in some states on auto dealerships have assisted in a sales stabilization of sorts. The number of retail dealers entering ‘suspend’ status with us began to moderate at the end of April, and our OEM volumes held up better than we originally anticipated. However, one month does not make a trend, and the industry is not out of the woods given unemployment continues to increase and consumer confidence continued to decline through April.

“We have implemented several proactive cost measures to enhance our liquidity, including a reduction of all non-essential spending, consolidating various technology tools and products, limited furloughs in the U.S. and layoffs of our staff abroad, and voluntary pay cuts across our executive team and board of directors. We will continue to evaluate other cost reduction measures and explore all options to maximize employment for our team while continuing to support our customers. While our business is certainly down from where we were last year, our results in April did not reach our worst-case scenario. If present trends hold, we believe that our balance sheet and liquidity will see us through 2020.

“The work we have put in over the last two years to make AutoWeb a lean and efficient organization is paying off during these uncertain times, and when coupled with the recent cost reductions, we have flexibility to continue operating in this environment and help our dealer and OEM customers prepare for a post-COVID recovery.”

First Quarter 2020 Financial Results
Total revenues in the first quarter of 2020 were $24.5 million compared to $31.6 million in the year-ago quarter, with advertising revenues of $6.0 million compared to $5.9 million in the year-ago quarter. The decline in total revenues was primarily due to lower lead volume.

Gross profit in the first quarter was $5.4 million compared to $5.8 million in the year-ago quarter. As a percentage of revenue, gross profit increased 370 basis points to 21.9% compared to 18.2% in the year-ago quarter, with the improvement driven by more efficient traffic acquisition and higher margin product and channel mix.

Total operating expenses in the first quarter decreased to $8.7 million compared to $11.2 million in the year-ago quarter. The decrease was driven by continued prudent cost management and further improving various operating efficiencies.

Net loss in the first quarter of 2020 improved to $4.1 million or $(0.31) per share, compared to a net loss of $5.4 million or $(0.41) per share in the year-ago quarter.

Adjusted EBITDA in the first quarter of 2020 improved to $(1.7) million compared to $(3.0) million in Q1’19.

At March 31, 2020, cash, cash equivalents and restricted cash totaled $7.9 million compared to $5.9 million at December 31, 2019.

At March 31, 2020, AutoWeb had an outstanding balance of $6.7 million on its revolving credit facility with CIT Northridge Credit, with access to an additional $2 million on the credit facility.

Conference Call
AutoWeb management will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2020 results, followed by a question-and-answer session.

Date: Thursday, May 7, 2020
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 1-877-852-2929
International dial-in number: 1-404-991-3925
Conference ID: 6270288

The conference call will also be broadcast live at www.autoweb.com (click on “Investors” and then click on “Events & Presentations”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those who will be joining the call by phone, please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 14, 2020. The call will also be archived in the Investors section of the company’s website for one year.

Toll-free replay number: 1-855-859-2056
International replay number: 1-404-537-3406
Replay ID: 6270288

Tax Benefit Preservation Plan
At December 31, 2019, the company had approximately $100.5 million in available net operating loss carryforwards (NOLs) for U.S. federal income tax purposes. AutoWeb reminds stockholders about its Tax Benefit Preservation Plan dated May 26, 2010, as amended (the “Plan”) between the company and Computershare Trust Company, N.A., as rights agent.

The Plan was adopted by the company’s board of directors to preserve the company’s NOLs and other tax attributes, and thus reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code. Any such change of ownership under Section 382 would limit or eliminate the ability of the company to use its existing NOLs for federal income tax purposes. In general, an ownership change will occur if the company’s 5% shareholders, for purposes of Section 382, collectively increase their ownership in the company by an aggregate of more than 50 percentage points over a rolling three-year period. The Plan is designed to reduce the likelihood that the company experiences such an ownership change by discouraging any person or group from becoming a new 5% shareholder under Section 382. Rights issued under the Plan could be triggered upon the acquisition by any person or group of 4.9% or more of the company’s outstanding common stock and could result in substantial dilution of the acquirer’s percentage ownership in the company. There is no guarantee that the Plan will achieve the objective of preserving the value of the company’s NOLs.

As of March 31, 2020, there were 13,146,831 shares of the company’s common stock, $0.001 par value, outstanding. Persons or groups considering the acquisition of shares of beneficial ownership of the company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares. For more information about the Plan, please visit investor.autoweb.com/tax.cfm.

About AutoWeb, Inc.
AutoWeb, Inc. provides high-quality consumer leads, clicks and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions. The company pioneered the automotive Internet in 1995 and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online.

Investors and other interested parties can receive AutoWeb news alerts by accessing the online registration form at investor.autoweb.com/alerts.cfm.

Note about Non-GAAP Financial Measures
AutoWeb has disclosed Adjusted EBITDA in this press release, which is a non-GAAP financial measure as defined by SEC Regulation G. The company defines Adjusted EBITDA as net loss before interest, taxes, depreciation, amortization, non-cash stock-based compensation, non-cash gains or losses, and other extraordinary items. A table providing a reconciliation of Adjusted EBITDA is included at the end of this press release.

The company’s management believes that presenting Adjusted EBITDA provides useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making and monitoring the company’s performance. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements Disclaimer
The statements contained in this press release or that may be made during the conference call described above that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company will continue to evaluate other cost reduction measures and explore all options to maximize employment for its team while continuing to support its customers; (ii) if present trends hold, the company believes that its balance sheet and liquidity will see the company through 2020; and (iii) the company has flexibility to continue operating in this environment and help its dealer and OEM customers prepare for a post-COVID recovery, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Company Contact
J.P. Hannan
Chief Financial Officer
1-949-437-4651
jp.hannan@autoweb.com

Investor Relations Contact
Sean Mansouri, CFA or Cody Slach
Gateway Investor Relations
1-949-574-3860
AUTO@gatewayir.com

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$7,354	$892
Restricted cash	502	5,054
Accounts receivable, net of allowances for bad debts and customer credits of $759 and $740 at March 31, 2020 and December 31, 2019 , respectively	20,820	24,051
Prepaid expenses and other current assets	1,168	1,265
Total current assets	29,844	31,262
Property and equipment, net	3,100	3,349
Right-of-use assets	3,633	2,528
Intangibles assets, net	6,244	7,104
Other assets	764	661
Total assets	$43,585	$44,904

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,525	$14,080
Accrued employee-related benefits	1,345	1,004
Other accrued expenses and other current liabilities	1,696	2,315
Borrowings under revolving credit facility	6,712	3,745
Current portion of lease liabilities	1,057	1,167
Total current liabilities	23,335	22,311

Lease liabilities, net of current portion	2,706	1,497
Total liabilities	$26,041	$23,808

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 11,445,187 shares authorized
Series A Preferred stock, none issued and outstanding	-	-
Common stock, $0.001 par value; 55,000,000 shares authorized; 13,146,83 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	13	13
Additional paid-in capital	364,537	364,028
Accumulated deficit	(347,006)	(342,945)
Total stockholders' equity	17,544	21,096
Total liabilities, minority interest and stockholders' equity	$43,585	$44,904

AUTOWEB, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2020	2019
Revenues:
Lead generation	$18,460	$25,698
Digital advertising	6,012	5,878
Other	-	28
Total revenues	24,472	31,604
Cost of revenues	19,115	25,847
Gross profit	5,357	5,757

Operating Expenses
Sales and marketing	2,132	2,878
Technology support	1,857	2,780
General and administrative	3,943	4,290
Depreciation and amortization	722	1,239
Total operating expenses	8,654	11,187
Operating loss	(3,297)	(5,430)
Interest and other income (expense)
Interest income (expense)	(832)	1
Other income (expense)	68	69
Loss before income tax provision	(4,061)	(5,360)
Income taxes provision	-	-
Net loss and comprehensive loss	$(4,061)	$(5,360)

Basic and diluted loss per share:
Basic loss per common share	$(0.31)	$(0.41)
Diluted loss per common share	$(0.31)	$(0.41)

Shares used in computing net loss per share:
Basic	13,133,498	12,824,591
Diluted	13,133,498	12,824,591

AUTOWEB, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(amounts in thousands)
	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(4,061)	$(5,360)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,212	1,787
Provision for bad debt	12	41
Provision for customer credits	92	74
Share-based compensation	509	551
Right-of-use assets	396	445
Lease Liabilities	(402)	(446)
Changes in assets and liabilities
Accounts receivable	3,127	3,698
Prepaid expenses and other current assets	97	64
Other non-current assets	(103)	6
Accounts payable	(1,555)	(1,023)
Accrued expenses and other current liabilities	(278)	(1,954)
Net cash (used in) provided by operating activities	(954)	(2,117)
Cash flows from investing activities:
Purchases of property and equipment	(103)	(57)
Net cash (used in) provided by investing activities	(103)	(57)
Cash flows from financing activities:
Borrowings under PNC credit facility	28,564	-
Borrowings under CNC credit facility	8,001	-
Payments under PNC credit facility	(32,308)	-
Payments under CNC credit facility	(1,290)	-
Payments on convertible note	-	(1,000)
Proceeds from exercise of stock options	-	307
Net cash provided by (used in) financing activities	2,967	(693)
Net increase in cash and cash equivalents and restricted cash	1,910	(2,867)
Cash and cash equivalents and restricted cash at beginning of period	5,946	13,600
Cash and cash equivalents and restricted cash at end of period	$7,856	$10,733

RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of period	$892	$13,600
Restricted cash at beginning of period	5,054	-
Cash and cash equivalents and restricted cash at beginning of period	$5,946	$13,600

Cash and cash equivalents at end of period	$7,354	$10,733
Restricted cash at end of period	502	-
Cash and cash equivalents and restricted cash at end of period	$7,856	$10,733

Supplemental disclosures of cash flow information:
Cash paid for income taxes	-	1
Cash refunds for income taxes	381	-
Cash paid for interest	323	20
Supplemental disclosure of non-cash financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	1,501	-

AUTOWEB, INC.
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands, except per-share data)

	Three Months Ended
	March 31, 2020	March 31, 2019

Net loss	$(4,061)	$(5,360)

Depreciation and amortization	1,213	1,787
Interest income	(12)	(6)
Interest expense	844	5
Other income (expense)	(6)	-
Federal, state and local taxes	(186)	-
Non-cash stock compensation expense	509	551
Adjusted EBITDA	$(1,699)	$(3,023)